                                                                   EXHIBIT 3.111

                                                         FIELD IN OFFICE OF
                                                    STATE CORPORATION COMMISSION
                                                            OF NEW MEXICO

                            ARTICLES OF INCORPORATION           MAY 20 1985

                                       OF                     CORPORATION AND
                                                            FRANCHISE TAX DEPTS.
                          MESILLA VALLEY HOSPITAL, INC.

         The undersigned, acting as incorporator of a corporation pursuant to the New Mexico Business Corporation Act, adopts the following Articles of Incorporation for such corporation.

         1. Name. The name of the corporation shall be Mesilla Valley Hospital, Inc.

         2.       Duration. The duration of the corporation shall be perpetual.

         3. Purposes. The purposes for which the corporation is organized are to establish, lease, own, operate or manage health care and related facilities in the State of New Mexico, and to transact any lawful business for which corporations may be incorporated under the Business Corporation Act.

         4. Shares of Stock. The aggregate number of shares of stock which the corporation shall have the authority to issue shall be 100,000 shares of common stock at $1.00 par value.

         5. Pre-Emptive Rights. No holder of stock of the corporation shall be entitled as a matter of right to purchase, subscribe for, or otherwise acquire any new or additional shares of stock of the corporation, or any options or warrants to purchase, or any shares, bonds, notes or other securities convertible into or carrying options to purchase or otherwise acquire any such new or additional shares.

                                                               RECEIVED
                                                              MAY 20 1985

                                                           N.M.ST.CORP.COMM.
                                                        Corp./Franchise Tax Dept

         6. Registered Office and Agent. The address of the initial registered office of the corporation shall be 250 South Downtown Mall, Las Cruces, New Mexico 88001, and the name of its initial registered agent at that address is Charlotte Greenfield.

         7. Board of Directors. The number of directors constituting the initial board of directors of the corporation shall be three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

      NAME                                      ADDRESS
      ----                                      -------
Bernard Barczak              5310 Night Roost Court Columbia, Maryland 21045

George Chopivsky, Jr.        3624 Brandywine St., N.W. Washington, D.C. 20008

Garry W. Hoyse               10030 Simms Station Road Spring Valley, Ohio 45370

         8. Incorporator. The name and address of the incorporator of the corporation is:

Charlotte Greenfield                                307 Union Avenue
                                                    Las Cruces, New Mexico 88005

         I, Charlotte Greenfield, as incorporator of the above corporation, being first duly sworn, upon oath say that I have read the foregoing Articles of Incorporation and know the contents thereof and believe the statements made therein to be true and correct.

         Done this 17th day of May, 1985.

                                          -s- Charlotte Greenfield
                                          ------------------------------
                                              Charlotte Greenfield

                                                              May 20, 1985
                                                            N.M.ST.CORP.COMM.
                                                         Corp/Franchise Tax Dept

STATE OF NEW MEXICO)
                   ) ss.
COUNTY OF DONA ANA )

         The foregoing instrument was acknowledged before me this 17th day of May, 1985, by Charlotte Greenfield.

                                                       SUSAN M. STEEDS
                                                    -------------------------
                                                        Notary Public

My Commission expires:

       10.17.85

                                              [SEAL]     OFFICIAL SEAL
                                                        SUSAN M. STEEDS
                                             NOTARY PUBLIC.. STATE OF NEW MEXICO
                                             My Commission Expires 10.17.85

                                                            (FOREIGN-INITIAL)
                                                        FILE DUPLICATE ORIGINALS

                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                     BY DESIGNATED INITIAL REGISTERED AGENT

                                                        FIELD IN OFFICE OF
                                                    STATE CORPORATION COMMISSION
                                                           OF NEW MEXICO

To the State Corporation Commission
State of New Mexico

STATE OF NEW MEXICO )                                         MAY 20 1985
                    ) SS.:
COUNTY OF DONA ANA  )                                      CORPORATION AND
                                                          FRANCHISE TAX DEPTS.

On this 17 th day of May, 1985, before me a Notary Public in and for the State and County aforesaid, personally appeared Charlotte Greenfield who is to me known to be the person and who, being duly sworn, acknowledged to me that he does hereby accept his appointment as the Initial Registered Agent of Mesilla Valley Hospital, Inc., a Foreign Corporation which is applying for a Certificate of Authority to transact business in the State of New Mexico pursuant to the provisions of the Business Corporation Act of the State of New Mexico.

                                                        -s- CHARLOTTE GREENFIELD
                                                        ------------------------
                                                            REGISTERED AGENT

                                                        BY(1)
                                                             -------------------
                                                                  PRESIDENT

Subscribed and sworn to before me
on the day, month, and year first
above set forth

-s- SUSAN M. STEEDS
---------------------------------                               ILLEGIBLE
NOTARY PUBLIC

Commission Expires: 10-17-85

                 OFFICIAL SEAL
       (not seal)
           SUSAN M. STEEDS
 NOTARY PUBLIC.. STATE OF NEW MEXICO,
 My Commission Expires 10.17.85

NOTE: (1) If the Agent is a Corporation then the affidavit must be executed by the President or Vice-President of the Corporation.

NMSCC-CD
FORM RA-2